Exhibit 10.3

Confidential

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MANUFACTURING AND SUPPLY AGREEMENT

dated as of March 4, 2013

by and between

Laboratorios Grifols, S.A.

and

Cadence Pharmaceuticals, Inc.

9.2	Representations and Warranties of Cadence	17
Article X	Liability and Indemnification	17
10.1	Indemnity by Grifols	17
10.2	Indemnity by Cadence	18
10.3	Procedures	18
Article XI	Insurance	19
11.1	Insurance Requirements	19
Article XII	Confidentiality	19
12.1	Definition of Grifols “Confidential Information”	19
12.2	Definition of Cadence “Confidential Information”	19
12.3	Treatment of Confidential Information	19
12.4	Non-Disclosure	19
12.5	Permitted Exceptions	20
12.6	Use by the Receiving Party	20
12.7	Excluded Information	20
12.8	Notification of Mandatory Disclosure	20
12.9	Publicity	21
12.10	Return of Confidential Information	21
Article XIII	Term; Termination; Remedies	21
13.1	Term	21
13.2	Termination	21
13.3	Remedies	22
Article XIV	Miscellaneous	22
14.1	Notices	22
14.2	Independent Contractors	23
14.3	Entire Understanding	23
14.4	Transferability; Binding Effect	23
14.5	Dispute Resolution	24
14.6	Amendment	24
14.7	Severability	24
14.8	Waiver	24
14.9	Survival	24
14.10	Headings; Exhibits; Schedules; Counterparts	25
14.11	Governing Law	25
14.12	Enforceability	25
14.13	Force Majeure	25
14.14	Overdue Amounts	25
14.15	Limitation of Liability	25
EXHIBITS TO AGREEMENT:
Exhibit A	Specifications
Exhibit B	Purchase Price
Exhibit C	Service Fees
Exhibit D	Insurance Requirements
Exhibit E	Technology Transfer Costs

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MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT (the “Agreement”) dated as of the 4th day of March, 2013 (the “Effective Date”), is made by and between Laboratorios Grifols, S.A. (“Grifols”), a corporation organized under the laws of Spain, having its principal office at Calle Can Guasch, no. 2, Parets del Valles, Barcelona, Spain, and Cadence Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., having its principal office at 12481 High Bluff Drive, Suite 200, San Diego, California, 92130 (“Cadence”).

RECITALS

WHEREAS, Cadence is a biopharmaceutical company focused on acquiring, in-licensing, developing and commercializing proprietary products principally for use in the hospital setting;

WHEREAS, Grifols is a company engaged in the production of pharmaceutical, diagnostic and hospital products;

WHEREAS, Cadence holds certain license rights in intellectual property relating to the Product (as defined below) for the Territory (as defined below) pursuant to the IV APAP Agreement dated February, 2006, between BMS (as defined below) and Cadence, as amended (the “IV APAP Agreement”), which sublicenses to Cadence certain intellectual property rights with respect to the United States and Canada under the License Agreement dated December 23, 2002, between SCR Pharmatop (as defined below) and BMS (the “Pharmatop License Agreement”) and licenses to Cadence certain rights to use patents and know-how of BMS in the same jurisdictions;

WHEREAS, Cadence desires to purchase, and Grifols desires to manufacture and supply to Cadence, certain quantities of the Product for sale in the Territory; and

WHEREAS, Grifols has expertise in manufacturing the Product by virtue of a separate supply agreement between BMS and Grifols;

NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, agreements, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

“Adverse Event” shall have the meaning provided in Section 5.9.

“Affiliate” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, Owns, is Owned by or is under common Ownership with, a Party, where “Own,” “Owned” or “Ownership” refers to (i) direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable ownership in any other type of entity; or (ii) the actual ability of an entity, person or group to control and direct the management of the person or entity, whether by contract or otherwise.

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“Annual Production Capacity Requirement” shall have the meaning provided in Section 2.3(b) of this Agreement.

“Applicable Laws” shall mean any and all applicable local, municipal, provincial, federal and international laws, statutes, ordinances, rules, regulations or operating procedures now or hereafter enacted or promulgated by any Governmental Body, including the Regulatory Acts.

“Bristol Myers Squibb Company” or “BMS” is a corporation organized under the laws of the State of Delaware, U.S.A., having its head office’s address at 345 Park Avenue, New York, New York 10154, U.S.A.

“Business Day” shall mean a day which is not a Saturday, a Sunday, or a state or national holiday, as applicable, in the United States or with respect to matters herein pertaining to the Facility, at Facility’s (as defined below) location.

“Cadence Indemnitee” shall have the meaning provided in Section 10.1 of this Agreement.

“Cadence Confidential Information” shall have the meaning provided in Section 12.2 of this Agreement.

“Cadence Intellectual Property” shall mean any and all Intellectual Property (as defined below) relating to the Product that (i) was owned by, or licensed to, Cadence prior to the Effective Date, and (ii) is developed, acquired by, or licensed to, Cadence after the Effective Date.

“Cadence Licensors” shall mean BMS and SCR Pharmatop.

“Confidential Information” shall have the meaning provided in Section 12.3 of this Agreement.

“Consent” shall mean any material consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Body (as defined below) or other person.

“Contract Year” shall mean the twelve-month period beginning on the first day of the month following the date on which a Drug Application (as defined below) for the Product is approved by the FDA (as defined below), and each successive twelve (12) month period thereafter during the Term.

“Current Good Manufacturing Practices” or “cGMPs” shall mean all applicable standards relating to manufacturing practices at the Facility for finished pharmaceutical products to be sold in the Territory (i) promulgated by any Governmental Body having jurisdiction over the manufacture of the Products at such Facility, in the form of laws or regulations or (ii) promulgated by any Governmental Body having jurisdiction over the manufacture of the Products at such Facility, in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines), which guidance documents are broadly implemented within the pharmaceutical manufacturing industry for such Products. For the avoidance of doubt, cGMPs shall include, without limitation, current good manufacturing practices as described in Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations, as updated, amended and revised from time to time.

“Days” (whether or not the word is capitalized) shall mean, except where specified otherwise, calendar days.

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“Delivery Date” shall mean the date which Product is picked up from the Facility by Cadence’s designated freight provider.

“Drug Application” shall mean any new drug application or an abbreviated new drug application, including any amendments or supplements thereto, filed by Cadence with the FDA pursuant to the FDCA (as defined below), or any comparable filing with any Drug Regulatory Authority in Canada, and includes any Common Technical Document for the Registration of Pharmaceuticals for Human Use filed with the FDA or any other Drug Regulatory Authority (as defined below) in the Territory.

“Drug Regulatory Authority” shall mean any Governmental Body or instrumentality with responsibility for granting any licenses, approvals, authorizations or granting pricing and/or reimbursement approvals necessary for the marketing and sale of pharmaceutical products in any regulatory jurisdiction including, without limitation, the FDA (as defined below).

“Facility” shall mean Grifols’ manufacturing and testing facilities located at Passeig Fluvial, 24, Parets del Valles, Barcelona, Spain and at c/Logística, 2, Parets del Vallès, Barcelona, Spain.

“FDA” shall mean the United States Food and Drug Administration, and any successor agency of the United States government.

“FDCA” shall mean the United States Federal Food, Drug & Cosmetics Act, 21 U.S.C. 321 et seq., any amendments or supplements thereto, or any regulations promulgated or adopted thereunder.

“Firm Orders” shall have the meaning provided in Section 2.2 of this Agreement.

“GAAP” means generally accepted accounting principles, as consistently applied in the Territory.

“Governmental Body” shall mean any nation or government, any state, province, or other political subdivision thereof or any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions.

“Grifols Confidential Information” shall have the meaning provided in Section 12.1 of this Agreement.

“Grifols Indemnitee” shall have the meaning provided in Section 10.2 of this Agreement.

“Grifols Intellectual Property” shall mean any and all Intellectual Property relating to the manufacture of pharmaceutical products generally that (i) was owned by, or licensed to, Grifols prior to the Effective Date, or (ii) is developed or acquired by Grifols without reference to, or use of, any Cadence Intellectual Property or Cadence Confidential Information, after the Effective Date.

“Health Canada” shall mean Health Canada, and any successor agency of the Canadian government.

“Indemnified Party” shall have the meaning provided in Section 10.3 of this Agreement.

“Indemnifying Party” shall have the meaning provided in Section 10.3 of this Agreement.

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“Intellectual Property” shall mean (i) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans and all goodwill associated therewith; (ii) patents, patent rights, provisional patent applications, patent applications, designs, registered designs, registered design applications, industrial designs, industrial design applications and industrial design registrations, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, reexaminations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (iii) copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), musical, dramatic, pictorial, graphic and sculptured works; (iv) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; and (v) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

“Invention(s)” shall have the meaning provided in Section 7.1(c) of this Agreement.

“IV APAP Agreement” shall have the meaning provided in the Preamble of this Agreement.

“Laboratory” shall have the meaning provided in Section 5.6 of this Agreement.

“Losses” shall mean, collectively, any and all claims, liabilities, damages, reduction in value, costs, expenses, including reasonable fees and disbursements of counsel and any consultants or experts and expenses of investigation, obligations, liens, assessments, court costs, arbitration or mediation fees, judgments, fines and penalties imposed upon or incurred by an Indemnified Party.

“Materials” shall mean (i) all raw materials, components, work-in-process and other ingredients required to manufacture the Product, including, without limitation, the active pharmaceutical ingredient, paracetamol (acetaminophen), and (ii) all packaging materials used in the manufacture, storage and shipment of the Product.

“Materials Certification” shall have the meaning provided in Section 4.4(b) of this Agreement.

“Party” shall mean either Cadence or Grifols as the context dictates, and “Parties” shall mean both Cadence and Grifols.

“PDUFA Fees” shall have the meaning provided in Section 3.6(c) of this Agreement.

“Person” shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Pharmatop License Agreement” shall have the meaning provided in the Preamble to this Agreement.

“Purchase Order” shall have the meaning provided in Section 2.4 of this Agreement.

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“Purchase Price” shall have the meaning provided in Section 3.1 of this Agreement.

“Product” shall mean a sterile, non-pyrogenic formulation of paracetamol (acetaminophen) intended for intravenous infusion, with a concentration of 10 mg/ml in 100 ml, packaged in flexible bags, as more particularly set forth in the Specifications (as defined below).

“Quality Agreement” shall have the meaning provided in Section 4.5 of this Agreement.

“Quarter” shall mean the consecutive three-month periods commencing on each January 1, April 1, July 1 and October 1, of each calendar year during the Term (as defined below).

“Quarterly Forecast” shall have the meaning provided in Section 2.2 of this Agreement.

“Regulatory Acts” shall mean, as applicable, the FDCA, the rules and regulations thereunder, and any Applicable Laws and regulations governing the approval, manufacture, sale or licensing of pharmaceutical products or ingredients for inclusion therein of any other jurisdiction for which Grifols is then producing products.

“Reservation Fee” shall have the meaning provided in section 2.3(c) of this Agreement.

“SCR Pharmatop” is a civil law partnership organized under the laws of France, having its head office’s address at 10, Square St. Florentin, 78150 Le Chesnay, France, recorded with the Register of Commerce and Companies of Versailles under No. 407552702.

“Specifications” shall mean the compilation of all specifications for Materials, formula, manufacturing, analytical and testing procedures, release, packaging, labeling, artwork and other processes relating to the manufacture of the Product. The preliminary Specifications for the Product are set forth on Exhibit A, and may be amended from time to time in accordance with Section 4.2 hereof.

“Term” shall have the meaning provided in Section 13.1 of this Agreement.

“Territory” shall mean means the United States (including Puerto Rico and all U.S. possessions and territories) and Canada.

“Third Party” shall mean any person or entity other than the Parties or their respective Affiliates.

“Third Party Claim” shall have the meaning provided in Section 10.3 of this Agreement

“Units” shall mean individual dosage units of the Product.

ARTICLE II

PURCHASE AND SALE OF PRODUCTS

2.1 General. Subject to the terms and conditions of this Agreement, during the Term, Grifols agrees to manufacture and sell to Cadence, and Cadence agrees to purchase from Grifols, the Product. The Product shall be manufactured by Grifols at the Facility solely for sale to Cadence, Cadence’s Affiliates and sublicensees. Grifols will not otherwise produce or sell the Product, except as expressly agreed to in writing by Cadence, or to BMS and BMS’ Affiliates. Nothing herein shall limit or otherwise restrict Cadence’s right to purchase the Product during the Term of this Agreement from one or more alternate suppliers in addition to Grifols.

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2.2 Quarterly Forecasts. During the Term of this Agreement, Cadence shall provide to Grifols a projection (each, a “Quarterly Forecast”) of the anticipated quantities of the Product to be ordered by Cadence pursuant to Section 2.4 below during the next twelve (12) months (or such shorter period as remains under the Term of this Agreement). Cadence shall forecast in amounts comprising full batch quantities. Each Quarterly Forecast shall be made by Cadence in good faith, taking into account reasonable projections of demand for Products, and allowing for reasonable safety stock. Each Quarterly Forecast, once delivered in accordance herewith, shall constitute a binding commitment (each, a “Firm Order”) to purchase the quantities of the Product specified for the first Quarter of such Quarterly Forecast period. Except for the Firm Order portion thereof, each Quarterly Forecast shall otherwise constitute a non-binding estimate of Cadence’s then-current intention to purchase the Product quantities specified for the remainder of such Quarterly Forecast period. Cadence shall provide the first Quarterly Forecast to Grifols within ninety (90) days following the submission of a Drug Application for the Product manufactured at the Facility, and subsequent Quarterly Forecasts shall be provided on or before the first day of each Quarter thereafter.

2.3 Annual Supply and Purchase Commitments.

(a) Supply Commitment. During the Term, Grifols shall be obligated to maintain the capability to provide to Cadence the greater of: (i) [***] during each Contract Year; (ii) [***]; or (iii) [***]. For the avoidance of doubt, Cadence hereby acknowledges and agrees that the [***]*** mentioned in Section 2.3 (iii), above, [***].

(b) Annual Production Capacity Requirement. Cadence shall provide Grifols with Cadence’s annual production capacity requirement for the Product for each Contract Year during the Term (the “Annual Production Capacity Requirement”). Unless otherwise agreed between the Parties, the Annual Production Capacity Requirement for each Contract Year shall be at least [***]. The Annual Production Capacity Requirement for the first Contract Year will be provided to Grifols within [***] days following the submission to the FDA of the first Drug Application for the Product manufactured at the Facility, and subsequent Annual Production Capacity Requirements shall be provided [***] prior to the beginning of each remaining Contract Year during the Term. Subject to Section 2.3(c), below, Cadence shall not be required to purchase from Grifols the Annual Production Capacity Requirement for any Contract Year.

(c) Capacity Reservation Fee. In the event that, by the end of each Contract Year, Cadence has not purchased a quantity of Product equal to the Annual Production Capacity Requirement for such Contract Year, subject to the provisions of Section 2.3(c)(iv) of this Agreement, Cadence shall pay Grifols a capacity reservation fee (the “Reservation Fee”). The Reservation Fee for each Contract Year shall be calculated as follows:

[***]

(iv) The Reservation Fee shall be in lieu of any minimum purchase commitment by Cadence under this Agreement. Further, and irrespective of anything in this Agreement to the contrary:

(A) Cadence shall not be required to pay a Reservation Fee for any Contract Year for which Grifols has not demonstrated, to Cadence’s reasonable satisfaction, the ability to timely provide the full amount of the Annual Production Capacity Requirement for such Contract Year for any reason whatsoever including, without limitation, due to a Force Majeure event; and

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(B) Cadence shall not be required to pay Grifols the Reservation Fee if this Agreement is terminated by Cadence pursuant to Sections 13.2(a), 13(b) or 13(c) of this Agreement, or by Grifols in breach hereof.

2.4 Purchase Orders. From time to time during the Term (typically, on a monthly basis), Cadence shall deliver purchase orders (each, a “Purchase Order”) to Grifols for Product to be purchased pursuant to this Agreement. Each Purchase Order shall specify the quantity of the Product ordered, the destination for delivery of the Product, the required Delivery Date for the Product and the desired method of shipping. The Purchase Orders may be delivered electronically or by other means to such location as Grifols shall designate. Except with the prior written consent of Grifols, Cadence shall deliver each Purchase Order to Grifols not less than [***] days prior to the Delivery Date specified in the Purchase Order, and the minimum size of any order placed by Cadence shall be a full batches (i.e., [***]), with larger orders being in whole number multiples of a batch. All Purchase Orders shall be subject to Grifols’ written acceptance, which shall be provided to Cadence within [***]*** of Grifols’ receipt of the Purchase Order. Grifols shall supply the Product in response to each Purchase Order placed in accordance with the terms of this Agreement by Cadence, provided, that each such Purchase Order shall be deemed to have been fully satisfied if the quantity of each of the Products supplied is not more than [***]% and not less than [***]% of the quantity of each of the Products ordered. The maximum delivery lead time for all Product purchased by Cadence shall be [***] days after Grifols’ receipt of each Purchase Order.

2.5 Accommodations. From time to time, due to significant unforeseen circumstances, Cadence may deliver to Grifols a Purchase Order for Product quantities in excess of those specified in the Firm Order portion of a Quarterly Forecast. Upon Cadence’s written request, Grifols shall use its commercially reasonable efforts to provide Cadence with such excess Product quantities.

2.6 Notice of Anticipated Non-Performance. If at any time Grifols determines with reasonable certainty that it may not be able to satisfy fully the timing and/or amount of Cadence’s Purchase Orders or the Firm Orders of the Quarterly Forecasts, Grifols shall promptly provide Cadence with written notice thereof.

2.7 Standard Forms; Conflicts. In ordering and delivering the Products pursuant hereto, Cadence and Grifols may use their standard forms (including, but not limited to, Purchase Orders and invoices), but nothing in those forms shall be construed to modify, amend or supplement the terms of this Agreement and, in case of any conflict herewith, the terms of this Agreement shall control, and any additional or modified terms contained in any such Purchase Order or other form shall be null and void and shall not be binding upon the receiving Party.

ARTICLE III

PURCHASE PRICE; SHIPMENT; PAYMENTS

3.1 Purchase Price. During the Term, Cadence shall pay Grifols for the Product in accordance with the applicable purchase price set forth in Exhibit B (the “Purchase Price”), subject to the price adjustments permitted in accordance with Exhibit B. The Purchase Price shall include [***]. Grifols shall obtain all Materials only from suppliers listed in Cadence’s approved Drug Application for the Product, or approved by Cadence’s authorized Quality Assurance representative in writing, and shall perform all testing of Materials required by such Drug Application or the Quality Agreement. Prior to the initial shipment of Product to Cadence, Cadence shall provide Grifols with a list of documentation required to be provided by Grifols with each shipment of the Product.

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3.2 Invoices. Invoices for the Products shall be submitted by Grifols to Cadence at the address specified in Section 14.1 (or at such other address as Cadence shall direct from time to time in accordance with Section 14.1). Each invoice shall, at a minimum, identify all applicable Purchase Order numbers and provide the description, quantity, lot or batch number, and the Purchase Price for the Products covered thereby. Each invoice shall also separately itemize applicable sales, use, transfer, excise, value-added and similar taxes due with respect to the invoiced Products. Invoices shall be issued no earlier than the date Product is picked up from the Facility by Cadence’s designated carrier.

3.3 Payment. Payments for Products invoiced under Section 3.2 above shall be due net [***]*** days from the date of Grifols’ valid invoice. All payments shall be submitted by Cadence to Grifols at the address specified in Section 14.1 (or at such other address as Grifols shall direct from time to time in accordance with Section 14.1).

3.4 Payment Denominations. Payments made under this Agreement shall be made in Euros. All payments shall be made by wire transfer to such U.S. or non-U.S. bank account(s) as Grifols shall designate.

3.5 Shipment; Title; Transport.

(a) General. The Product shall be shipped EXW (as defined in INCOTERMS, 2010) Parets del Vallès, Barcelona, Spain, with title and risk of loss determined in accordance with Section 3.5(b) of this Agreement below. Shipping, insurance, and related charges consistent with this Section 3.5(a) will be included as separate line items in each invoice for the Product provided to Cadence. Grifols shall be responsible for contacting the freight provider designated by Cadence and coordinating with such freight provider the delivery of the Product on or before the Delivery Date and to the destination designated by Cadence. Grifols shall be responsible for loading the Product to be shipped with the designated freight provider and for customs export clearance. All Product, when delivered to the freight provider, shall be warranted as to comply with the Specifications.

(b) Title/Risk of Loss. Title to and risk of loss with respect to any Products shall pass from Grifols to Cadence when such Products are picked up by the freight provider specified by Cadence at the Facility. All Products delivered to Cadence shall be free and clear of any liens and encumbrances.

(c) Shelf Life. All Products sold to Cadence hereunder shall, as of the Delivery Date for each such Product, have a shelf-life [***].

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3.6 Taxes.

(a) Cadence shall pay and otherwise be responsible for all applicable sales, Product, services, and transfer taxes in connection with any payment made by Cadence pursuant to this Agreement.

(a) Any income or other tax that one Party hereunder is required to withhold and pay on behalf of the other Party hereunder with respect to amounts payable under this Agreement shall be deducted from and offset against said amounts prior to payment to the other Party; provided, however, that in regard to any tax so deducted, the Party making the withholding shall give or cause to be given to the other Party such assistance as may reasonably be necessary to enable that other Party to claim exemption therefrom or credit therefore, and in each case shall furnish the Party on whose behalf amounts were withheld, proper evidence of the taxes paid on its behalf. Each Party shall comply with reasonable requests of the other Party to take any proper actions that may minimize any withholding obligation.

(b) PDUFA Fees: If applicable, Grifols shall comply with the Prescription Drug User Fee Act and shall reasonably cooperate with Cadence and reasonably assist Cadence in complying with same. Without limiting the generality of the foregoing, Grifols shall be responsible for the payment of any fees required under such act to be paid by Grifols, including without limitation with respect to (a) facilities to produce a finished dosage form of a human drug, (b) ownership, submission use or reference to a drug master file, and (c) to the extent resulting from changes to the manufacture or supply of the Product, prior approval supplements (the “PDUFA Fees”). Notwithstanding the foregoing, Cadence shall reimburse Grifols for that portion of any payments of PDUFA Fees made by Grifols that are directly related to the manufacture of the Product, but shall not be required to reimburse Grifols for (a) any PDUFA Fees related to changes to the manufacture or supply of Product proposed by Grifols, or (b) any PDUFA Fees, or portions thereof, related to the manufacture of products other than the Product.

ARTICLE IV

MANUFACTURE OF PRODUCT

4.1 Standards. Grifols shall procure all Materials, manufacture, test, package, store, label, release and deliver the Product in accordance with the Specifications, together with, as applicable, and in all material respects, the cGMPs, Applicable Laws and the Quality Agreement. Grifols shall at all times during the Term maintain the Facility in compliance with all Applicable Laws, rules and regulations, including but not limited to the cGMPs, and any environmental and health and safety laws. Grifols shall be responsible for all costs and expenses related to maintaining the Facility in compliance with such Applicable Laws.

4.2 Specification Changes.

(a) General. Cadence or Grifols may request a Specification change for the purpose of maintaining high standards for the Product, or for the purpose of complying with the Applicable Laws, in which event the Parties shall discuss in good faith the implementation of any such requested changes; provided, however, that no Specification change shall be made without the prior written consent of Cadence’s authorized quality assurance representative.

(b) Procedure. If a Party feels that a Specification change is required, that Party shall provide a written notice of the required change to the other Party, which notice shall contain reasonably adequate details regarding the reasons for such change and the nature and extent of the requested change. Both Parties shall in good faith consider the merits of the requested change before deciding to pursue or not pursue the requested change. Once Cadence decides to implement a Specification change, both Parties will cooperate in effecting the Specification change on a timely basis in accordance with the procedures for such changes set forth in the Quality Agreement.

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(c) Payment. If any Specification change can reasonably be demonstrated to materially increase or decrease Grifols’ cost of producing any of the Products, then upon the mutual agreement of the Parties, the Purchase Price for the Product shall be increased or decreased by the amount of the demonstrated increase or decrease, as the case may be, in Grifols’ cost of production.

(d) Labeling and Packaging. From time to time Cadence may require labeling or packaging changes that will affect the Products. These changes may either be initiated by Cadence, pursuant to this Section 4.2, or may be a requirement resulting from cGMP changes. Notwithstanding anything herein to the contrary, the prior, written approval of Cadence’s authorized quality representative shall be required for the form and content of all such labeling or packaging changes prior to their implementation and use in connection with the Products, and thereafter Grifols shall be responsible for ensuring that all such changes are accurately reflected and/or incorporated in the labeling and packaging for the Products, in accordance with the procedures for such changes set forth in the Quality Agreement. The costs associated to any labeling and/or packaging change, as set forth in Exhibit C, shall be borne by Cadence, unless such changes are requested by Grifols.

4.3 Validations and Stability Studies. Grifols shall perform all validations and stability studies required by the Specifications, cGMPs, Applicable Laws, and the Quality Agreement in connection with the regular course of manufacturing the Products for commercial supply, subject to the prior written approval of Cadence’s authorized quality assurance representative of all such studies, including the protocols and methodology therefor. Cadence shall pay Grifols reasonable fees for performing such studies in accordance with the schedule set forth in Exhibit C to this Agreement (the “Service Fees”).

4.4 Materials.

(a) Finished Products Supply. During the Term, Grifols shall obtain such Materials, at such times, and in such amounts, as shall be necessary in order for Grifols to timely produce and deliver to Cadence in accordance herewith the quantities of the Products required by Cadence as reflected in the then current Quarterly Forecast including, without limitation, the active pharmaceutical ingredient (paracetamol, or acetaminophen). Grifols shall obtain the Materials for the Products produced under this Agreement only from suppliers named in the approved Drug Application or Specifications for the Product, where applicable, and all Materials shall comply with the applicable Specifications. Grifols shall perform all testing of Materials required by the applicable Materials Specifications.

(b) Materials Certifications. Grifols shall prepare or cause to be prepared by its suppliers, as the case may be, all certifications as to any Materials required by the Specifications, cGMPs, Regulatory Acts, Applicable Laws or the Quality Agreement (each, a “Materials Certification”).

(c) Production Schedule. During the Term, Grifols shall manufacture the Products at such times, and in such amounts, as shall be necessary in order for Grifols to timely deliver to Cadence in accordance the Firm Order portion of each Quarterly Forecast.

4.5 Quality Agreement.

The Parties shall work together in good faith to develop and execute a mutually acceptable Quality Agreement for the Products within six (6) months following the Effective Date (the “Quality Agreement”). The terms contained in the Quality Agreement are intended to complement the terms of this Agreement, and they shall be interpreted as complementary to the extent possible. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement shall control; provided, however, the inclusion of a particular term or level of detail in the Quality Agreement where such term or level of detail is absent from this Agreement shall not be deemed to constitute a conflict between the two agreements. Only where competing terms in the two agreements conflict in terms of the principal focus of an express prescription or prohibition in the agreements shall a conflict between the two agreements be deemed to exist.

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ARTICLE V

QUALITY CONTROL, TESTING AND QUALITY ASSURANCE

5.1 Technology Transfer. Cadence shall assist Grifols with the transfer of the relevant manufacturing and analytical technology required to manufacture the Product at the Facility, to the extent such transfer is consistent with Cadence’s legal obligations to any Third Parties. All costs related to the technology transfer shall be borne by Cadence in accordance with Exhibit E.

5.2 Testing. All Product testing required to be performed by Grifols hereunder shall be performed in accordance with the Specifications and the Quality Agreement. Grifols shall perform all quality control testing and evaluation of Materials, and Grifols shall promptly notify Cadence in writing of all formal Quality Assurance investigations undertaken with respect to the Product or any Materials used or intended to be used to manufacture the Product.

5.3 In-Process and Finished Product Testing. Grifols will perform in-process and finished Product testing, including sterility, using the approved Specifications and validated or otherwise qualified methods of analysis as provided in the approved Drug Application and the Quality Agreement.

5.4 Quality Assurance. Grifols is responsible for establishing and maintaining Product specific manufacturing and testing documentation and standard operating procedures.

5.5 Deviations and Investigations. Any deviations from the process during manufacture, including but not limited to, batch record execution, environmental monitoring excursions or aseptic processing procedures shall be documented. Any such deviation which may impact the safety, identity, strength, purity, or quality of the Products shall be promptly reported to Cadence and fully investigated as provided in the Quality Agreement.

5.6 Batch Disposition; Inspection; Returns. Cadence may, at its expense, inspect and test each shipment of the Product within [***]*** after receipt at Cadence’s designated destination in the Territory. Cadence shall have the right to reject any shipment, if Cadence determines that (i) the Product does not conform to the Specifications or the Applicable Laws, or (ii) the related Manufacturing Batch Record does not demonstrate Product compliance with the cGMPs. Prior to any such return, Cadence shall request a return authorization from Grifols, which authorization shall not be unreasonably withheld or delayed, and the return of such Product shall be made in accordance with such authorization. Any Product that Cadence has not rejected within such [***] day-period shall be deemed accepted; provided, however, that if the discovery of any non-conformity of the Product could not reasonably have been discovered until after such [***] day-period, Cadence may reject the shipment, provided that such rejection occurs reasonably promptly following Cadence’s discovery of such non-conformity. In the event that any Product is rejected by Cadence in accordance herewith:

(a) if Cadence has not paid for the rejected Product, Cadence shall not be required to pay Grifols for such Product; or

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(b) if Cadence has paid Grifols for the rejected Product, at Cadence’s election, Grifols shall either promptly refund the applicable Purchase Price to Cadence or use commercially reasonable efforts to promptly replace the rejected Product.

(c) Grifols shall be responsible for all expenses relating to the destruction or return of Products to the destination designated by Grifols.

If Grifols and Cadence do not agree on the return of Product, then either Party may refer the matter for final analysis to a specialized laboratory of recognized reputation acceptable to both Parties for the purpose of determining the results (the “Laboratory”). The determination of the Laboratory with respect to all or part of any Product shall be final and binding upon the Parties. The fees and expenses of the Laboratory making such determination shall be borne by Cadence if the Product is determined to be conforming, and Grifols if the Product is determined to be non-conforming, to the Specifications, Applicable Laws and/or Product warranty. For the avoidance of doubt, Product accepted by Grifols as not meeting the applicable Specifications, Applicable Laws and Product warranty, or which are determined by the Laboratory not to meet such Specifications, Applicable Laws and Product warranty, shall be destroyed by Cadence, at Grifols’ expenses.

5.7 Product Recalls. If a Product recall results from: (i) the failure of any Product, packaging or labeling supplied hereunder to conform to the Specifications or to comply with the Applicable Laws, cGMP, the terms of this Agreement or the Quality Agreement, at the time such Product was delivered to the carrier, for any reason other than due to mishandling of such Product that occurred after delivery by Grifols to Cadence’s designated carrier; (ii) any claim of failure by Grifols to comply in any material respects with Applicable Laws that apply to Grifols in relation to Grifols’ activities under this Agreement; or (iii) any negligent, grossly negligent or willful act or omission by Grifols, including without limitation the negligent or grossly negligent manufacture of the Product by Grifols; then Grifols shall: (x) credit to Cadence an amount equal to the total purchase price paid by Cadence to Grifols for the Product so recalled, including all shipping costs, taxes, fees and duties; (y) reimburse Cadence for the reasonable expenses of conducting its recall action (e.g. advertising, mailing, Product shipment, administration, Product destruction, etc.); and (z) indemnify and hold harmless Cadence and each other Cadence Indemnitee from and against any and all Losses suffered by such Cadence Indemnitee arising from or related to such recall.

(a) If a Product recall results from: (i) a defect in the Product that is solely due to mishandling of such Product after delivery by Grifols to Cadence’s designated carrier; (ii) the inadequate or misleading nature of any text specified by Cadence that appears on the packaging or labeling of the Product; or (iii) any negligent, grossly negligent or willful act or omission by Cadence; then Cadence shall indemnify, defend and hold harmless Grifols and each other Grifols Indemnitee from and against any and all Losses suffered by such Grifols Indemnitee arising from or related to such recall.

(b) The rights and remedies available to each Party under this Section 5.7 are not exclusive and shall be in addition to all other right and remedies available to such Party at law and in equity.

5.8 Product Complaints. It is expected that all Product complaints will be received by Cadence. However, if Grifols receives any Product complaints, Grifols shall promptly notify Cadence of any and all complaints of which Grifols becomes aware relating to any Product, and shall forward to Cadence’s designated quality representative a copy of any such written complaint, or a written summary of any such oral complaint, received by Grifols. Cadence shall promptly inform Grifols of any and all complaints that Cadence receives which implicate Grifols’ manufacturing or other processes at the Facility. Notification shall be given by email, with a facsimile confirmation immediately following. Grifols shall thoroughly and promptly investigate all complaints relating to the Product and provide Cadence’s designated quality representative with all relevant information, data and conclusions regarding such investigation.

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5.9 Adverse Events. For the purposes of this Agreement, “Adverse Event” shall mean any adverse event associated with the use of any Product in humans, whether or not considered drug-related, that is, or is thought by the reporter to be, serious or associated with relevant clinical signs or symptoms. Cadence shall be responsible for complying with all pharmacovigilance obligations related to the Product in the Territory, including the maintenance of a safety database, and for the collection, evaluation and reporting of safety data regarding the Product for the Territory as required under Applicable Law. However, if Grifols receives any Adverse Event notifications, Grifols shall notify Cadence promptly following Grifols’ receipt of written information of an Adverse Event and shall disclose to Cadence any and all information it has regarding that Adverse Event. To the extent an Adverse Event of which Cadence becomes aware implicates Grifols’ manufacturing or other processes at the Facility, Cadence shall inform Grifols of such Adverse Event and shall disclose to Grifols any information it has regarding that Adverse Event.

5.10 Retained Samples. Grifols shall retain samples from each batch of Products for the period specified by Cadence’s authorized quality assurance representative, or such longer period required by the Applicable Laws for record keeping, testing and regulatory purposes. The costs associated with retained samples shall be borne by Cadence in accordance with Exhibit C.

ARTICLE VI

REGULATORY MATTERS

6.1 Manufacturing Consents. Grifols currently holds, and at all times during the Term shall hold, all Consents required by Grifols for the performance of its obligations under this Agreement.

6.2 Product Consents. Cadence shall, at its expense, obtain and maintain any Consents which may from time to time be required by any Governmental Body with respect to ownership of the Drug Applications, or with respect to the marketing, distribution, clinical investigation, import or export of the Products. Cadence shall be responsible for responding to all requests for information related to such Consents made by, and making all legally required filings relating to such Consents with, any Governmental Body having jurisdiction to make such requests or require such filings. In the event any Consent held by Cadence relating directly to any of the Products is hereafter suspended or revoked, Cadence shall promptly notify Grifols of the event and shall promptly inform Grifols of the impact on Cadence’s purchases of the affected Product and Cadence’s general intentions with respect to the affected Product.

6.3 Drug Application Documentation. Cadence shall be responsible for submitting a Drug Application to the FDA and to Health Canada, with respect to the addition of the Facility as a source for the Product. Grifols shall provide all documents, information, data and technical assistance required by Cadence to complete and obtain approval for such Drug Applications.

6.4 Regulatory Changes. The Parties shall promptly notify each other of any material revisions or amendment of or additions to cGMPs and confer with each other with respect to the best means to comply with such requirements.

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6.5 Regulatory Inspections. If either Party is notified that any Product or Facility will be subject to an inspection by any Governmental Body, such Party shall promptly notify the other Party of its receipt of such notification, and both Parties shall thereafter cooperate fully with any such inspection to the extent required by Applicable Laws.

6.6 Debarment. In the event that during the Term of this Agreement Grifols becomes debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a) and (b), or receives notice of an action or threat of an action with respect to its debarment, Grifols shall immediately notify Cadence thereof.

6.7 Product Release to the Market. Following its acceptance of the Product and all documentation required to be provided by Grifols under the Quality Agreement (including, without limitation, a certificate of compliance from Grifols), Cadence or its designee shall be responsible for releasing batches of the Product for commercial sale in the Territory.

ARTICLE VI

IINTELLECTUAL PROPERTY

7.1 Grant of Licenses; Ownership of Inventions.

(a) From Cadence to Grifols. Subject to the terms and conditions of this Agreement, Cadence hereby grants to Grifols a non-exclusive, royalty-free license, with no right to sublicense, to make the Product during the Term, under the Cadence Intellectual Property, solely to the extent necessary for Grifols to perform Grifols’ obligations to manufacture the Product for Cadence, Cadence’s Affiliates and sublicensees, under this Agreement. Such license shall be subject and subordinate to the IV APAP Agreement and the Pharmatop License Agreement. BMS shall be an express third party beneficiary of Grifols’ obligations under the license granted herein that relate to compliance with the terms and conditions of the IV APAP Agreement, with the express right to enforce the same directly against Grifols. The license granted herein shall terminate immediately upon the first to terminate of this Agreement, the IV APAP Agreement, or the Pharmatop License Agreement.

(b) From Grifols to Cadence. Subject to the terms and conditions of this Agreement, Grifols hereby grants to Cadence a nonexclusive, royalty-free license, with a right to sublicense to Cadence’s Affiliates and sublicensees, to make, have made, use, sell, offer for sell and import the Product under Grifols Intellectual Property, to the extent that such Grifols Intellectual Property is used in the manufacture of the Product under this Agreement. The license granted herein shall terminate immediately upon the termination of this Agreement. Notwithstanding the foregoing, the Grifols License shall survive if this Agreement is terminated by Cadence pursuant to Sections 13.2 (b) or 13.2(c) of this Agreement.

(c) Ownership of Inventions. Cadence shall be the sole owner of any proprietary technology, know-how or other proprietary rights developed by Grifols in the course of its activities under this Agreement, whether developed solely by Grifols or jointly between Grifols and Cadence (“Inventions”), and Cadence shall be entitled to apply for patent protection for such Inventions at Cadence’s expense and risk. Grifols shall fully cooperate with Cadence in completing any patent applications relating to Inventions, and executing and delivering any instrument required to assign, convey or transfer to Cadence such interests in the Inventions. All employees, consultants, subcontractors and agents performing services for Grifols under this Agreement shall have assigned in writing to Grifols all of their right, title and interest in, to and under any and all such Inventions so as to effectuate the provisions of this Section 7.1(c), and Grifols shall be responsible for any compensation required to be paid to such employees, consultants, subcontractors or agents as a consequence thereof.

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(d) No right or license under any Cadence Intellectual Property or Grifols Intellectual Property or any Product Trademark or other mark is granted or shall be granted by implication as a result of the respective rights of the Parties under this Agreement. All such rights or licenses are or shall be granted only as expressly provided in this Agreement

ARTICLE VIII

INFORMATION; ACCESS; AUDIT RIGHTS

8.1 Provision of Information. From time to time during the Term, Grifols shall provide Cadence with such information as Cadence shall reasonably request, including copies (in electronic or hard-copy form, as requested by Cadence) of all data and reports, relative to Grifols’ purchase of the Materials and the manufacture and supply of the Product pursuant to this Agreement, including but not limited to (a) all Product data in its control, including testing and release results, Product complaint test results and all investigations, and (b) Product inventory reports detailing (i) Grifols’ raw materials inventory, (ii) work-in-progress, and (iii) scrapped goods.

8.2 Audit and Inspection Rights. Subject to the confidentially obligations of Article XII, Cadence and the Cadence Licensors shall have the right to audit and inspect the Facility including, without limitation, all inventory of Products and Materials located at the Facility. Such audits or inspections shall occur during business hours and shall be scheduled by Cadence, at least, ten (10) Business Days in advance of Cadence’s written notice thereof; provided, however, that in the event of an Adverse Event or Product complaint that implicates Grifols’ manufacturing or other processes at the applicable Facility or any proposed or actual inspection by the FDA or other Governmental Body, at a Facility, Cadence shall have the right during normal business hours upon prior oral or written notice to Grifols of five (5) Business Days to conduct an audit or inspection hereunder of the Facility. Cadence’s audit and inspection rights under this Section 8.2 shall not extend to any portions of any Facility, documents, records or other information that do not relate to the Products or Materials. Grifols may redact confidential information relating to Third Parties and their products or materials from any documents deliverable to Cadence in connection with Cadence’s exercise of its audit and inspection rights hereunder.

8.3 Documentation. Each Party shall maintain, in accordance with and for the period required under cGMPs, all other Applicable Laws, rules and regulations, and the Quality Agreement, complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of the Products.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of Grifols. Grifols represents and warrants to Cadence that:

(a) Organization and Authority. Grifols is a duly organized, validly existing and in good standing under the laws of Spain. Grifols has full corporate power and authority to execute and deliver this Agreement and effect the transactions contemplated hereby and has duly authorized the execution, delivery and performance of this Agreement and the transactions or documents contemplated hereby by all necessary corporate action. Grifols has all corporate power and authority necessary to own its assets and carry on its business as it is now conducted. Grifols is duly licensed or qualified to do business and is in good standing in Spain and each other jurisdiction in which its operations or ownership of assets in connection with this Agreement requires such licensing or qualification, except where the failure to obtain such license or qualification would not have a material impact on Grifols’ operations or business. This Agreement is the valid and legally binding obligation of Grifols, enforceable against it in accordance with its terms, subject to applicable bankruptcy moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether in equity or at law).

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(b) Consents; No Violations. The execution, delivery and performance by Grifols of this Agreement and the consummation by Grifols of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of, any Person or Government Body, except as has already been obtained by Grifols. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or result in a breach or result in the acceleration or termination of, or the creation in any Third Party of the right to accelerate, terminate, modify or cancel, any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Grifols is a party or by which Grifols is bound or to which any of the Grifols Intellectual Property is subject, (ii) conflict with, violate or result in a breach of any provision of the organizational documents of Grifols, or (iii) conflict with or violate, in any material respect, any Applicable Law.

(c) Litigation. There are no lawsuits, claims or any civil, administrative or criminal actions, suits, or proceedings or governmental investigations existing, pending, or to the knowledge of Grifols, threatened, with respect to the Grifols Intellectual Property or with respect to this Agreement or the transactions contemplated hereby. To Grifols’ knowledge, Grifols is not subject to any decree or order of any Government Body that would impair or delay its ability to perform its obligations under this Agreement.

(d) Debarment. Neither Grifols nor any of its officers, employees, or consultants has been convicted of an offense under (i) either a federal or state law that is cited in 21 U.S.C. § 335(a) as a ground for debarment, denial of approval, or suspension, or (ii) any other law cited in any comparable Regulatory Act as a ground for debarment, denial of approval or suspension.

(e) Regulatory Consents. Grifols has all material government approvals, permits and licenses necessary for the performance of its obligations hereunder. All such approvals, permits and licenses are in full force and effect.

(f) Compliance. Grifols shall, in connection with its performance under this Agreement, comply with all Applicable Laws, including, without limitation, the United States Foreign Corrupt Practices Act. Further, the manufacture, generation, processing, distribution, transport, treatment, storage, disposal and other handling of any Materials or Products by Grifols until delivery to a carrier or freight forwarder shall be in accordance with and conform to the Specifications, and, as applicable, in all materials respects, cGMPs and all Applicable Laws.

(g) Intellectual Property. Grifols acknowledges and agrees that (i) it has been informed that the Product is to be made subject to the IV APAP Agreement, (ii) it will only use the Cadence Intellectual Property for the benefit of Cadence and its Affiliates, and (iii) it will not manufacture the Product for marketing, sale or distribution in the Territory by any Third Party. Further, Grifols agrees that it shall not take any act or step impairing Cadence’s Intellectual Property, or do anything that may otherwise adversely affect the Cadence Intellectual Property.

(h) Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, GRIFOLS MAKES NO WARRANTIES IN THIS AGREEMENT OR THE QUALITY AGREEMENT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

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9.2 Representations and Warranties of Cadence. Cadence represents and warrants to Grifols that:

(a) Organization and Authority. Cadence is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Cadence has full corporate power and authority to execute and deliver this Agreement and effect the transactions contemplated hereby and has duly authorized the execution, delivery and performance of this Agreement and the transactions or documents contemplated hereby by all necessary corporate action. Cadence has all corporate power and authority necessary to own its assets and carry on its business as it is now conducted. Cadence is duly licensed or qualified to do business and is in good standing in each other jurisdiction in which its operations or ownership of assets in connection with this Agreement requires such licensing or qualification. This Agreement is the valid and legally binding obligation of Cadence, enforceable against it in accordance with their terms, subject to applicable bankruptcy moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether in equity or at law).

(b) Consents; No Violations. The execution, delivery and performance by Cadence of this Agreement and the consummation by Cadence of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of, any Person or Government Body, except as has already been obtained by Cadence. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or result in a breach or result in the acceleration or termination of, or the creation in any Third Party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Cadence is a party or by which Cadence is bound or to which any of the Cadence Intellectual Property is subject, (ii) conflict with, violate or result in a breach of any provision of the organizational documents of Cadence, or (iii) conflict with or violate any Applicable Laws.

(c) Litigation. There are no lawsuits, claims or any civil, administrative or criminal actions, suits, or proceedings or governmental investigations existing, pending, or to the knowledge of Cadence, threatened, with respect to the Cadence Intellectual Property or with respect to this Agreement or the transactions contemplated hereby. Cadence is not subject to any decree or order of any Government Body that would impair or delay its ability to perform its obligations under this Agreement.

(d) Regulatory Consents. Cadence has all government approvals, permits and licenses necessary for the performance of its obligations hereunder. All such approvals, permits and licenses are in full force and effect.

(e) Compliance. Cadence shall, in connection with its performance under this Agreement, comply with all Applicable Laws, including, without limitation, the United States Foreign Corrupt Practices Act.

ARTICLE X

LIABILITY AND INDEMNIFICATION

10.1 Indemnity by Grifols. Grifols shall indemnify, defend and hold Cadence and its Affiliates, and each of their respective directors, officers, employees and agents (each, a “Cadence Indemnitee”) harmless from and against all Losses suffered by the Cadence Indemnitees or sublicensees to the extent such Losses arise from, are based upon, or are caused by: (a) any breach or nonperformance of any of Grifols’ covenants, obligations, representations or warranties under this Agreement; (b) Grifols’ failure to obtain, maintain or comply in any respect with any of its Consents which are required to perform any of its obligations hereunder or under the Regulatory Acts or other Applicable Laws; (c) any violation of Applicable Laws by Grifols in the performance of its obligations hereunder; or (d) any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Third Party relating to the manufacturing processes or equipment used by Grifols to manufacture the Product. The foregoing indemnification obligations shall not apply to the extent any particular Loss is a direct result of (i) the negligence, gross negligence or intentional misconduct of a Cadence Indemnitee or sublicensee; or (ii) any matter for which Cadence is obligated to indemnify Grifols pursuant to Section 10.2 of this Agreement.

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10.2 Indemnity by Cadence. Cadence shall indemnify, defend and hold Grifols and each Grifols Affiliate and their respective directors, officers, employees and agents (each a “Grifols Indemnitee”) harmless from and against all Losses suffered by the Grifols Indemnitees to the extent that such Losses arise from, are based upon, or are caused by: (a) Cadence’s failure to obtain, maintain or comply in any respect with any of its Consents that are required to perform any of its obligations hereunder, or under the Regulatory Acts or other Applicable Laws; (b) any breach or non-performance of any of Cadence’s covenants, obligations, representations or warranties under this Agreement; (c) any product liability claims arising from Product or its use, or allegedly caused by the Product; or (d) any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Third Party concerning the Product. The foregoing indemnification obligations shall not apply in each case to the extent any particular Loss is a direct result of (i) the negligence, gross negligence or intentional misconduct of a Grifols Indemnitee or (ii) any matter for which Grifols is obligated to indemnify Cadence pursuant to Section 10.1 of this Agreement.

10.3 Procedures. Any indemnification of Grifols, Grifols Affiliates, Cadence, or Cadence Affiliates hereunder shall include and extend to the benefit of their respective shareholders, directors, officers and employees. Any person that may be entitled to indemnification under this Agreement (an “Indemnified Party”) shall give written notice to the Person obligated to indemnify it (an “Indemnifying Party”) with reasonable promptness upon becoming aware of any facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any claim, demand, suit, action or proceeding by any Third Party (a “Third Party Claim”) with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party’s expense. If the Indemnifying Party shall have assumed the defense of the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any Third-Party Claim settled without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any Third-Party Claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or if the Indemnified Party may reasonably object to such disposition of such Third-Party Claim based on a continuing adverse effect on the Indemnified Party.

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ARTICLE XI

INSURANCE

11.1 Insurance Requirements. Each Party shall at all times maintain in full force and effect, with financially sound and reputable carriers reasonably satisfactory to the other Party, insurance policies in such amounts and with such scope of coverage as are set forth on Exhibit D. Each Party shall provide the other Party with evidence of such insurance from time to time upon the other Party’s request. Neither Party shall terminate such insurance or otherwise allow such insurance to lapse without providing the other Party with at least [***]*** prior written notice of such termination or expiration.

ARTICLE XII

CONFIDENTIALITY

12.1 Definition of “Grifols Confidential Information”. As used herein, the term “Grifols Confidential Information” shall mean all confidential business and technical communications, documents and other information, whether in written, oral or other form, of Grifols or a Grifols Affiliate (whether relating to Grifols, a Grifols Affiliate or any Third Party to which Grifols has an obligation of confidentiality) that are disclosed or furnished to Cadence or a Cadence Affiliate by Grifols or a Grifols Affiliate, or of which Cadence or a Cadence Affiliate otherwise learn in connection with the negotiation or performance of this Agreement.

12.2 Definition of “Cadence Confidential Information”. As used herein, the term “Cadence Confidential Information” shall mean all confidential business and technical communications, documents or other information, whether in written, oral or other form, of Cadence, BMS, SCR Pharmatop or a Cadence Affiliate (whether relating to Cadence, BMS, SCR Pharmatop, a Cadence Affiliate, or any Third Party to which Cadence has an obligation of confidentiality) that are disclosed or furnished to Grifols or a Grifols Affiliate by Cadence or a Cadence Affiliate, or of which Grifols or a Grifols Affiliate otherwise learn in connection with the negotiation or performance of this Agreement.

12.3 Treatment of Confidential Information. Both during the Term of this Agreement and thereafter, Cadence shall treat all Grifols Confidential Information and Grifols shall treat all Cadence Confidential Information in accordance with the requirements of this Article XII. For convenience, Grifols Confidential Information and Cadence Confidential Information are both referred to herein as “Confidential Information” for purposes of establishing the obligations of each Party with regard to the other Party’s Confidential Information.

12.4 Nondisclosure. Confidential Information of the other Party shall be kept strictly confidential by the receiving Party and, except as expressly permitted herein, shall not be disclosed to any Third Party by the receiving Party in any manner whatsoever including without limitation, any Affiliate, in whole or in part, without first obtaining the other Party’s prior written consent to such disclosure. The standard of care required of each Party in protecting the confidentiality of the other Party’s Confidential Information shall be, at least, the same standard of care that the receiving Party uses in protecting its own confidential and trade secret information, but in no event shall either Party use less than a reasonable standard of care. Confidential Information may be used by the receiving Party only for the purpose of performing under this Agreement.

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12.5 Permitted Exceptions. Each Party may disclose the other Party’s Confidential Information (i) to its employees or outside advisors and financing sources in connection with this Agreement who reasonably need to know such information for the purpose of advising or assisting it in connection with this Agreement (each, a “Representative”), and (ii) to any Parties required under operation of law. Prior to disclosing any Confidential Information to any Representative pursuant to this Section 12.5, the receiving Party will inform such Representative of the proprietary nature of the Confidential Information and will require such Representative to agree in writing (except in the case of outside legal advisors or auditors engaged to prepare a Party’s financial statements, who may orally agree) to be bound by the requirements of this Article XII and not to use or disclose the Confidential Information except as permitted herein, or are bound by confidentiality obligations no less restrictive than those set forth in this Article XII.

12.6 Use By the Receiving Party. Confidential Information of the other Party shall not be utilized by a receiving Party except as expressly permitted herein, without first obtaining the other Party’s prior written consent to such utilization and without first entering into a separate agreement duly executed by authorized representatives of the Parties hereto.

12.7 Excluded Information. Notwithstanding any provision herein to the contrary, the requirements of this Article XII shall not apply to any information of either Party which:

(a) at the time of disclosure hereunder is generally available to the public;

(b) after disclosure hereunder becomes generally available to the public, except through breach of this Article XII by the receiving Party or its Representatives;

(c) was not acquired directly or indirectly from the disclosing Party or its Affiliates and which the receiving Party lawfully had in its possession prior to disclosure by the disclosing Party;

(d) is independently developed by employees or agents of the receiving Party without the use of the Confidential Information of the disclosing Party; or

(e) becomes available to the receiving Party from a Third Party that is not legally prohibited from disclosing such Confidential Information, provided, to the knowledge of the receiving Party, such information was not acquired directly or indirectly from the disclosing Party or its Affiliates.

12.8 Notification of Mandatory Disclosure.

(a) Procedures. In the event that either Party is required by Applicable Law or regulation or by judicial or administrative process to disclose any part of the other Party’s Confidential Information, such Party shall (i) promptly notify the other Party of each such requirement and identify the documents so required thereby, so that the other Party may seek an appropriate protective order or other remedy and/or waive compliance by the first Party with the provisions of this Article XII, (ii) consult with the other Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (iii) assist the other Party, at its expense, in seeking a protective order or equivalent, and (iv) comply with any applicable protective order or equivalent.

(b) Limitations. If, in the absence of such a protective order or such a waiver by the other Party of the provisions of this Article XII, the first Party is nonetheless required by mandatory Applicable Law to disclose any part of the other Party’s Confidential Information, the first Party may disclose such of the other Party’s Confidential Information without liability under this Agreement, except that the first Party shall furnish only that portion of the other Party’s Confidential Information which is legally required.

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12.9 Publicity. Neither Party shall issue any press release or otherwise make any public statement, advertisement or disclosure with respect to this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party shall be entitled to make a public announcement of this Agreement after giving prior written notice to the other Party hereto, if, in the opinion of the disclosing Party’s legal counsel, such announcement is required by Applicable Laws.

12.10 Return of Confidential Information. At any time upon the request of the other Party, to the extent such Confidential Information is not reasonably necessary to enable a Party to perform its obligations under this Agreement, the receiving Party shall promptly return to the other Party or destroy the other Party’s Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the other Party’s Confidential Information prepared by the receiving Party or any of its Representatives, regardless of the medium in which such information is stored; provided, however, that the receiving Party may maintain a single archival copy of the other Party’s Confidential Information in its files for purposes of establishing the extent of disclosures by the other Party under this Agreement. At either Party’s written request, such Party’s Confidential Information that is otherwise required to be returned to it shall be destroyed by the receiving Party and such destruction shall be certified in writing by an authorized officer of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Article XII.

ARTICLE XIII

TERM; TERMINATION; REMEDIES

13.1 Term. This term of this Agreement shall commence on the Effective Date and continue until the sixth anniversary of the date on which the first Drug Application for the Product is approved by the FDA, unless earlier terminated in accordance with the terms of Section 13.2 of this Agreement. The period, commencing on the Effective Date and continuing through the date on which this Agreement is terminated in accordance herewith, is herein referred to as the “Term”.

13.2 Termination.

(a) Termination of the IV APAP Agreement. Cadence may terminate this Agreement effective immediately upon any termination or expiration of the IV APAP Agreement or the Pharmatop License Agreement.

(b) Material Breach. Either Party may terminate this Agreement effective upon sixty (60) days prior written notice (or thirty (30) days prior written notice in the case of a payment default) to the other Party, if the other Party commits a material breach of this Agreement and fails to cure such breach by the end of such sixty (60) day period (or thirty (30) day period in the case of a payment default).

(c) Bankruptcy. Either Party may terminate this Agreement effective upon written notice to the other Party, if the other Party becomes insolvent or admits in writing its inability to pay its debts as they become due, files a petition for bankruptcy, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets.

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(d) Discontinuance of Products. Cadence may terminate this Agreement at any time in its sole discretion upon sixty (60) days prior written notice to Grifols in the event that Cadence elects to discontinue distribution of all or substantially all of the Products.

(e) Post-Termination Obligations; Closing Inventory. In the event this Agreement is terminated for any reason, or otherwise expires at the conclusion of its Term, Grifols shall promptly cease production of the Product and shall make no further expenditures either for Materials or relative to the production of the Product. Within thirty (30) days following the effective date of the termination or expiration hereof, Grifols shall then provide Cadence with a closing inventory of the Product in its possession, including a Materials inventory, a work-in-process inventory, and a finished goods inventory. Cadence shall have thirty (30) days following its receipt of the closing inventory to either accept or reject the closing inventory as presented. If Cadence rejects the closing inventory as presented and the Parties are unable to amicably resolve their differences regarding the closing inventory, then the Parties shall agree upon and engage an independent Third Party to prepare a substitute closing inventory. Once the closing inventory (or the substitute closing inventory, as the case may be) has been finalized in accordance herewith, Cadence shall, within thirty (30) days thereof, pay Grifols a final inventory settlement payment in an amount equal to the Purchase Price for all Product manufactured pursuant to a Firm Order from Cadence, and Grifol’s cost for all unused Materials purchased by Grifols to manufacture Product for the six-month period immediately following the termination date, provided that the total quantity of such Materials is consistent with the last forecast provided by Cadence, and provided further, that orders for such Materials cannot be canceled or used by Grifols to manufacture other pharmaceutical products. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall Cadence be obligated to purchase any Product or Materials that fail to fully comply with all applicable Specifications and Applicable Laws.

(f) Remedies; Injunctive Relief. Except as expressly set forth in this Agreement, none of the remedies set forth in this Agreement are intended to be exclusive, and each Party shall have available to it all remedies available under law or in equity. In the event that either Cadence or Grifols breaches or threatens to breach any provision of Article VII or Article XII of this Agreement, the Parties agree that irreparable harm to the other Party should be presumed and the damage to such Party would probably be very difficult to ascertain and would be inadequate. Accordingly, in the event of such circumstances, each of Cadence and Grifols agree that, in addition to any other right and remedies available at law or in equity, the other Party shall have the right to seek injunctive relief from any court of competent jurisdiction.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. In addition to the other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), by electronic transmission (provided such transmission shall include information from which it can be determined that it was authorized by a Party hereto and the receipt of such transmission is confirmed by telephone) or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the day following the date deposited with such overnight courier service; (iii) if by electronic transmission, on the date transmitted on such electronic medium; or (iv) if by facsimile transmission, on the date transmitted to receiving facsimile machine and confirmed by telephone, in each case pending the designation of another address, addressed as follows:

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If to Grifols:

Laboratorios Grifols, S.A.

Polígono Industrial Sector Z

C/ Logística, 2

08150 – Parets del Vallès – SPAIN

Attention: President

Tel. [***]***

Fax: [***]

With a copy (which shall not constitute notice) to:

Grifols International, S.A.

Avda. Generalitat, 152-158

Polígono Can San Joan

08174 – Sant Cugat del Vallès- SPAIN

Attention: Marketing Manager IV Therapy

Tel. [***]

Fax: [***]

If to Cadence:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

Attention: Chief Commercial Officer

Facsimile: [***]

With a copy (which shall not constitute notice) to:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

Attention: General Counsel

Facsimile: [***]

14.2 Independent Contractors. In the exercise of its obligations and in respect of its rights and entitlements hereunder or in respect hereof, Cadence and Grifols are and shall in all respects be treated as independent contractors with respect to each other. Neither Party shall be deemed to be a co-venturer or partner of the other. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

14.3 Entire Understanding. This Agreement, including the Exhibits hereto, and any other document identified herein, represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter, which are hereby expressly terminated.

14.4 Transferability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of without the prior written consent of the other Party, which consent may not be unreasonably withheld; provided, however, that either Party may assign this Agreement to an Affiliate or to a successor by merger, acquisition, or sale of all or substantially all of such Party’s business assets in the field to which this Agreement relates, without the other Party’s consent.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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14.5 Dispute Resolution. If the Parties fail to resolve any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including any question regarding its existence, validity, breach or termination (a “Claim”), either Party may refer the dispute, by notice to the other Party, to their respective officers designated below or such other officers as the Parties may designate in writing from time to time, for attempted resolution by good faith negotiations within thirty (30) days after that notice is received. The designated officers are as follows:

For Grifols:	President
For Cadence:	Chief Commercial Officer

If such dispute is not solved by the end of the thirty (30) day period, the dispute shall be settled by arbitration at the London Court of International Arbitration in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) then in effect, which rules are deemed to be incorporated by reference into this Section 14.4, subject to the following:

(a) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules;

(b) the language of the arbitration shall be English; and

(c) the decision of the arbitrators shall be final, binding, and conclusive upon the Parties.

14.6 Amendment. Notwithstanding anything herein to the contrary, any amendment, modification or supplement of or to any provision of this Agreement, including the Exhibits and Schedules hereto, shall be effective only by written agreement of the Parties.

14.7 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

14.8 Waiver. Any failure of Cadence or Grifols to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

14.9 Survival. Articles 10, 11, 12, and 14, and Sections 5.6 – 5.10, 7.1(b), 7.1(c), 8.3, 13.2(e), 13.2(f), and any other provision which by its terms specifically shall so state, together with any obligation to make accrued but unpaid payments due hereunder, shall survive the termination or expiration of this Agreement.

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14.10 Headings; Exhibits and Schedules; Counterparts.

(a) Headings. The headings of the Sections of this Agreement are for reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

(b) Exhibits and Schedules. All Exhibits and Schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All provisions contained in any Exhibit or Schedule delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14.11 Governing Law. This Agreement shall, for all purposes, be governed by, construed and enforced in accordance with the laws of England and Wales, without giving effect to any conflict of law rules. Neither the UNCITRAL Convention for the International Sale of Goods, nor any other unified laws relating to the conclusion and implementation of contracts for the international sale of goods, shall apply.

14.12 Enforceability. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not have any force or effect unless and until the Purchase Agreement shall have been validly executed and delivered by all of the Parties thereto and have taken effect.

14.13 Force Majeure. Neither Party shall be liable for any failure to deliver or receive or any delay in delivery or receipt when such failure or delay shall be caused (directly or indirectly) by any contingency beyond such Party’s reasonable control, including act of God (including fire, flood, earthquake or other natural disaster); accident; explosion; equipment or machinery breakdown; sabotage; strike, or any labor disturbance (regardless of the reasonableness of the demands of labor); civil commotions; riots; invasions; terrorist acts, wars (present or future); acts, restraints, requisitions, regulations, or directions of any Governmental Body; voluntary or mandatory compliance with any request of any Governmental Body; or voluntary or mandatory compliance with any request for material represented to be for purposes of (directly or indirectly) producing articles for national defense or national defense facilities.

14.14 Overdue Amounts. Any payments not made within the specified period of time for payment hereunder shall incur an interest charge at the rate of one percent (1%) per month, excluding any amounts that are subject to a bona fide dispute between the Parties.

14.15 Limitation of Liability. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, WHETHER FOR BREACH OF CONTRACT, IN TORT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY, OR UNDER ANY OTHER LEGAL THEORY, FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.

[Signature page follows]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first written above.

Laboratorios Grifols, S.A.

By:	/s/ José Antonio García García
Name:	José Antonio García García
Title:	President

Cadence Pharmaceuticals, Inc.

By:	/s/ Theodore R. Schroeder
Name:	Theodore R. Schroeder
Title:	President and Chief Executive Officer

[Signature page to Manufacturing and Supply Agreement]

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EXHIBIT A

Specifications

Confidential/Trade Secret/Proprietary Information of

Cadence Pharmaceuticals, Inc.

Acetaminophen Injection, 10 mg/ml [***] (OFIRMEV®)

[***]	[***]	[***]	[***]

[***]	[***]***	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]

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EXHIBIT B

Purchase Price

Table B
Purchase Price (Euros; per Unit based on 50 Units per case)	Quantity Purchased
[***]	[***]
[***]***	[***]

1.

The Purchase Price set forth in Table B, above, shall be fixed for the first Contract Year. Thereafter, no more frequently than [***], Grifols may adjust the Purchase Price by delivering to Cadence not later than [***] days prior to the beginning of each Contract Year, a revised Exhibit B, containing a proposal for a revised Purchase Price in accordance with subsection (2) of this Exhibit B. Grifols shall simultaneously provide to Cadence such information and documentation as are reasonably sufficient to substantiate the proposed Purchase Price adjustment. Upon the approval of same by both parties, any such adjusted Purchase Price shall be effective for Product manufactured in the upcoming Contract Year only.

2.	Adjustments to the Purchase Price may only be made as a result of: (a) [***] and (b) [***].

3.

In the event that extraordinary circumstances outside of Grifols’ control result in an increase in Materials costs incurred by Grifols, and as a result Grifols wishes to propose an increase in the Purchase Price beyond the limits set forth in paragraph (2) of this Exhibit B, the Parties may agree to negotiate in good faith a temporary additional adjustment to the Purchase Price.

4.	Notwithstanding anything in this Exhibit B to the contrary, under no circumstances shall adjustments to the Purchase Price be effective unless mutually agreed upon by both Parties in writing.

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EXHIBIT C

Additional Fees

Technology Services

[***]	[	***]

[***]	[	***]

[***]	[	***]

[***]	[	***]

[***]	[	***]

Labeling / Packaging Changes*

[***]	[	***]

[***]***	[	***]

[***]	[	***]

[***]	[	***]

[***]	[	***]

[***]	[	***]

[***]

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EXHIBIT D

Insurance Requirements

Comprehensive or Commercial General Liability in an amount not less than (a) [***]***, and (b) [***].

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT E

Technology Transfer Costs

Acetaminophen 10 mg/ml injection Cadence in 100 ml flexible bag [***] for US market.

Item No.	Description

[***]	[***]

[***]	[***]***

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

TOTAL [***]

General remarks:

This quotation applies to [***].

[***]

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PROJECT TIMELINE

[***]***

	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]	[	***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]
[***]

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